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                                                                    EXHIBIT 10.3

                              SEPARATION AGREEMENT


         THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into as of the 7 day of May, 2000, by and between F. GEORGE DUNHAM III, an individual resident of the State of Texas ("Executive") and INSPIRE INSURANCE SOLUTIONS, INC., a Texas corporation (the "Company"). The Company and Executive have mutually agreed that it is appropriate for Executive to resign from all positions he now holds with the Company on the terms set forth below.

         1. RESIGNATION: Executive has resigned from all offices, directorships and all other positions he currently holds with the Company effective May 3, 2000. The foregoing resignation includes Executive's position as trustee, agent, advisor or committee member under all employee benefit plans and trusts of the Company, and his position as authorized signatory on any and all bank accounts of the Company.

         2. PAYMENT TO EXECUTIVE: In return for the provisions and covenants contained herein, the Company agrees to pay to Executive $1,300,000.00, less federal income tax and other required withholdings.

         3. INSURANCE: The Company shall allow Executive, his spouse, and family to continue to enjoy the health care benefits provided under the Company's health care plan until they become eligible for coverage under a comparable group health care plan, provided a conversion privilege is available under the Company's health care plan and for so long as such coverage remains renewable. Furthermore, the Company will pay for the cost of such coverage for a period of three years from the date of termination of employment, including the cost of any guarantee of renewability. Thereafter, Executive will bear the cost of insurance, including the cost of any guarantee of renewability.

         4. INDEMNITY AND OFFICER/DIRECTOR INSURANCE: The Company acknowledges that it has maintained Director's and Officer's Liability Insurance through the date of this Agreement and applicable coverage thereunder is afforded to Executive, subject to the terms and conditions therein contained. Additionally, the Company acknowledges that Executive is entitled to any applicable indemnity provided under Article VIII of the Company's Bylaws.

         5. LEGAL DEFENSE: The Company agrees to continue to provide Executive with a legal defense in the Class Action Suit styled Southland Securities Corporation vs. INSpire Insurance Solutions, Inc., et al, Cause No. 99CV-243-R pending in the United States District Court Northern District of Texas, and any other litigation brought against Executive arising out of his role as an officer/director during the period of Executive's employment, provided any such litigation does not arise out of actions of Executive that are adverse to the Company. The Company further agrees to provide Executive with separate counsel on terms mutually acceptable to the parties in the event the Company's counsel determines at any time while the litigation is continuing that a conflict exists in its representation of both parties.


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         6. CONFIDENTIAL INFORMATION: Executive acknowledges that during his affiliation with the Company, he has been given access to or become acquainted with certain confidential information relating to the organization, business, properties, operation and condition of the Company, including, but not limited to, financial, managerial and other corporate and business information and records of the Company and its shareholders and its business processes, customers, suppliers and other proprietary data as more fully described in
Section 12 "confidential data" under the Employment Contract between the parties effective July 1, 1997 and Exhibit "C" thereto (the "Confidential Information"). Executive also assigns to the Company all proprietary rights in such material and agrees to comply with all of the terms and conditions of said Section 12 and to hold the Confidential Information in strict confidence and will not disclose, publish, sell or license said Confidential Information to any third party, nor use it in any manner.

         7. NONINTERFERENCE AGREEMENT: In recognition of Executive's past and future relationship with the Company, and in return for the agreements of the Company made herein, Executive agrees that for a period of three (3) years following the date hereof, (i) he will not solicit any employee of the Company for employment or engage in any conduct designed to entice or suggest that an employee leave the Company for any other opportunity and (ii) he will not solicit the Company's current customers or those prospective customers shown in the pipeline report to the Board of Directors of the Company of April 27, 2000.

         8. NONDISPARAGEMENT: In return for the agreements herein made, the parties hereto agree that each will not directly or indirectly do, say, write, authorize or otherwise create or publish anything that will in any way disparage the other party or any past or present employee, agent, officer or director or consultant or other business associates of the Company.

         9. RELEASE AND WAIVER OF CLAIMS:

                  (a) In consideration of the agreements of the Company herein, the receipt and sufficiency of which Executive hereby acknowledges, except for claims relating to breach of this Agreement and subject to the provisions of Paragraphs 9(c) and (d) hereof, Executive knowingly and voluntarily hereby fully, finally, completely and generally forever releases the Company, its predecessors, successors, and its affiliates, officers and directors (the "Released Parties"), from any and all claims, actions, demands, causes of action, liabilities, debts and obligations of whatever kind or character, whether now known or unknown, arising from, relating to or in any way connected with any relationship that now exists or that ever may have existed between Executive and the Company, including, without limitation, Executive's shareholdings in the Company, Executive's directorships and/or offices and/or other positions he may now hold or may have ever held with the Company or any of its subsidiaries or affiliates; or claims, actions, demands, causes of action, liabilities, debts and obligations of whatever kind or character, known or unknown, arising from, relating to or in any way connected with Executive's employment with or separation of employment from the Company or otherwise, including any contractual claims of employment or claims of discrimination in employment on the basis of race, color, sex, national origin, religion, disability, age under the Age Discrimination in Employment Act, or any other claim of discrimination under state or

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federal law anti-discrimination provisions, or handicap, if any, Executive may have, and attorney's fees and costs, if any, occurring on or before the date of this Agreement.

                  (b) In consideration of the agreements of Executive herein, the receipt and sufficiency of which the Company hereby acknowledges, except for claims relating to a breach of this Agreement and subject to the provisions of Paragraphs 9(c) and (d) hereof, the Company knowingly and voluntarily hereby fully, finally, completely and generally releases Executive from any and all claims, actions, demands, causes of action, liabilities, debts and obligations of whatever kind or character, whether known or unknown, arising from, relating to or in any way connected with any relationship that now exists or that may have existed between Executive and the Company, including, without limitation, Executive's shareholdings in the Company, Executive's directorships and/or offices and/or other positions he may now hold or may have ever held with the Company or any of its subsidiaries or affiliates; or claims, actions, demands, causes of action, liabilities, debts and obligations of whatever character, known or unknown, arising from, relating to or in any way connected with Executive's employment with or separation of employment from the Company or otherwise; provided, however, the foregoing release and waiver shall not extend to any fraudulent or willful or gross misconduct of Executive nor shall such release and waiver extend to the provisions of Section 12 "confidential data" contained in the employment contract between the parties, effective July 1, 1997.

                  (c) The Company agrees to and does hereby release Executive, and Executive does hereby release the Company, from any and all terms, conditions and covenants under the employment contract between the parties, effective July 1, 1997, specifically including the covenant not to compete contained in Section 11 of said contract; provided, however, and notwithstanding the foregoing, Section 12 "confidential data" shall continue in full force and effect.

                  (d) Notwithstanding anything contained herein to the contrary, the release and waivers contained in this paragraph 9 shall not extend to or otherwise affect the parties' respective rights, obligations and liabilities contained in that certain Commercial Lease Agreement, dated November 13, 1998, by and between the Company and IIS Realty, Ltd., and such agreement shall continue in full force and effect and shall not be impaired or otherwise affected by the foregoing waiver and release or any other terms and provisions contained herein.

         10. FULL PAYMENT: The payment described in Paragraph 2 satisfies all of Executive's claims against the Released Parties, as well as any claim for attorneys' fees against the Released Parties, in connection with the subject matter of this Agreement. Executive further agrees that he will be responsible for any personal income tax, FICA, or other tax liability, if any, resulting from all payments under this Agreement, except such as may have been withheld by the Company pursuant to Paragraph 2 of this Agreement.

         11. STOCK OPTION AND OTHER BENEFIT PLANS: Executive's rights in the Company's stock option and other benefit programs maintained by the Company including his right to

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exercise outstanding options granted under the Company's stock option plan shall be governed by the terms and conditions of the appropriate stock option and other plans.

         12. LEGAL CONSTRUCTION: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. THE PARTIES AGREE THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT AND DETERMINED BY A COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS.

         13. ENTIRE AGREEMENT: This Agreement supersedes that certain Letter of Intent dated May 2, 2000 between the parties hereto and any and all other agreements, either oral or in writing, between the parties hereto regarding the parties or Executive's employment by the Company and contains all of the covenants, agreements and understandings between the parties with respect to such interests in any manner whatsoever.

         14. EQUITABLE REMEDIES: Executive and the Company acknowledge that neither party would enter into this Agreement but for the agreements of the other contained herein and that the other would be irreparably injured by a violation of the provisions of this Agreement and that neither would have adequate remedy at law in the event of such violation. Therefore, Executive and the Company acknowledge that injunctive relief, specific performance or any other appropriate equitable remedy (without bond or other security being required) are appropriate remedies to enforce compliance by the other of its obligations hereunder.

         15. SUCCESSORS: This Agreement shall be binding upon and inure to the benefit of the parties, and shall be fully enforceable by the Company and its successors and assigns. However, Executive understands and agrees that his obligations and benefits pursuant to this Agreement are personal to Executive and may not be assigned by Executive to any person.

         16. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

         17. REPRESENTATION: EXECUTIVE AND THE COMPANY HEREBY FURTHER REPRESENT AND WARRANT THAT EACH HAS READ THE ABOVE PROVISIONS AND THAT EACH HAS HAD A SUFFICIENT OPPORTUNITY TO DISCUSS THOROUGHLY THIS AGREEMENT WITH ANYONE THEY MIGHT DESIRE PRIOR TO

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SIGNING BELOW. FURTHER, IN SIGNING THIS AGREEMENT, EXECUTIVE AND THE COMPANY
HAVE NOT RELIED ON OR BEEN INDUCED TO EXECUTE THIS AGREEMENT BY ANY STATEMENTS, REPRESENTATIONS, AGREEMENTS OR PROMISES, ORAL OR WRITTEN, MADE BY THE OTHER, ITS AGENTS, EMPLOYEES, SERVANTS OR ATTORNEYS OTHER THAN THOSE EXPRESSLY WRITTEN ABOVE IN THIS AGREEMENT.

         18. Executive understands that he will be allowed up to 21 days to review and consider this Agreement before signing it. Executive understands that he may use as little, or as much, of the 21-day period as he wishes prior to signing. If Executive desires to enter into this Agreement, he will sign the document and deliver it to Company within the 21-day period. If Executive does not sign this document and deliver it to Company before the close of business within the 21-day period, then this Agreement will not be effective or enforceable and Executive will not receive the benefits stated above. Executive may revoke this Agreement within seven days of signing it. Revocation may be effected by presenting a written notice of revocation to Company not later than the close of business on the seventh day after Executive signs this Agreement. If Executive revokes this Agreement, it will not be effective or enforceable and Executive will not receive the benefits stated above. If Executive does not revoke this Agreement, its terms will be effective beginning eight days after the day that Executive signs this Agreement. Immediately following Executive's signature on this Agreement, Company will deliver a check for $1,300,000 to Cantey & Hanger, L.L.P., to be held in trust for Executive throughout the 7-day revocation period. If Executive revokes this Agreement within the seven days, Cantey & Hanger, L.L.P. will return the consideration to Company. Otherwise, Cantey & Hanger, L.L.P. will release the consideration to Executive on the eighth day following his signature on this Agreement. Company has advised Executive to consult with an attorney before signing this Agreement. Executive understands that whether or not to do so is his decision, and he must pay any costs that he incurs as a result of consulting with an attorney.

                                NOTICE TO SPOUSE

         You and your spouse are hereby advised to consult with an attorney prior to executing this Agreement. If you accept the terms of this Agreement, it must be signed by you and your spouse and returned to the undersigned. After the execution of this Agreement, you have a period of seven days in which you and your spouse may revoke this Agreement. Notification of revocation should be in writing and returned to the Company. The effective date of this Agreement (and the date for payment of the amount due under Paragraph 2) is eight days after you and your spouse execute this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

I have read and understood the foregoing Agreement, including the Release and Waiver in Paragraph 9, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, agree to its terms, acknowledge receipt of a copy of same, and the sufficiency of the payments recited therein, and sign this Agreement, including the Release and Waiver in Paragraph 9, voluntarily.


INSPIRE INSURANCE SOLUTIONS, INC.



By:
    R. E. Cox, III, Chairman



F. GEORGE DUNHAM, III



[Signature]                                     Dated:


                               SPOUSE'S AGREEMENT

         The undersigned, ______________________________, being the spouse of
Executive, a party to this Agreement, by her execution of this Agreement in the space provided below, joins with Executive and consents to the provisions of this Agreement, and in particular consents to the release and waiver provisions of Paragraph 9 of this Agreement, and agrees to be bound by the terms and provisions of the Agreement to the same extent as her spouse, F. George Dunham, III, with the effect that the undersigned shall be jointly and severally bound by each agreement and obligation and release and waiver of F. George Dunham, III contained in the Agreement. The undersigned confirms that I have read and understood the foregoing Agreement, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my choice, agree to its terms, acknowledge receipt of a copy of same, and the sufficiency of the consideration recited therein, and sign this Agreement, including the Release and Waiver in Paragraph 9, voluntarily.




         [Signature]                            Dated: